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                                                                Exhibit 99(a)(3)

                       THE MUNDER FRAMLINGTON FUNDS TRUST
                        (A Massachusetts Business Trust)

           CERTIFICATE OF DESIGNATION OF AND CLASSIFICATION OF SHARES


     I, Terry H. Gardner, do hereby certify as follows:

     (1) That I am the duly elected Secretary and Treasurer of The Munder Framlington Funds Trust ("Munder Framlington");

     (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of Munder Framlington;

     (3) That the following resolutions were duly adopted by the Board of Trustees of Munder Framlington;

a.   Creation of Class D-6 (Munder Framlington Global Financial Services Fund)
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     Resolved, that pursuant to Section 5.11 of Munder Framlington's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Munder Framlington be, and hereby are, classified and designated shares of the following classes--D-6, representing interests in the Munder Framlington Global Financial Services Fund of Munder Framlington; and further

     Resolved, that the classes of shares established for the Munder Framlington Global Financial Services Fund with the designation "D" followed by the number 6 is hereby known as the Class II Shares; and further

     Resolved, that each share of Class D-6 created pursuant to the preceding resolutions shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in Munder Framlington's Declaration of Trust with respect to the shares of beneficial interest.

b.   Authorization of Documents and Other Acts
     -----------------------------------------

     Resolved, that the officers of Munder Framlington be, and each of them hereby is, authorized and empowered to execute, seal and deliver any and all documents, instruments, papers, writings, including but not limited to any instrument filed with the Secretary of State of The Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts in the name of Munder Framlington and on its behalf, as may be necessary or desirable in connection with or in furtherance of the preceding resolutions.
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     (4)  That the preceding resolutions remain in full force and effect on the date hereof.

                                       /s/ Terry H. Gardner
                                       --------------------
                                       Terry H. Gardner
                                       Treasurer and Secretary


Date: February 25, 2000


State of Michigan     )
                      )
Subscribed and sworn to
before me this 25th
of February, 2000.



/s/ Hope Thompson
-----------------
Notary Public
My commission expires: December 14, 2000